EXHIBIT 4.6

THIRD AMENDMENT TO GUARANTEE AND COLLATERAL AGREEMENT

THIRD AMENDMENT, dated as of January 17, 2013 (this “Amendment”), to the Guarantee and Collateral Agreement, dated as of August 28, 2002 (as amended, modified or supplemented from time to time, the “Guarantee and Collateral Agreement”), made by each of the signatories thereto (together with any other entity that may become a party thereto as provided therein, the “Grantors”), in favor of JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Amended and Restated Credit Agreement (as hereinafter defined).
WHEREAS, concurrently with the execution of this Amendment, CONMED Corporation (the “Parent Borrower”), the Lenders and the Administrative Agent are entering into an Amended and Restated Credit Agreement, dated as of January 17, 2013 (as amended, supplemented or otherwise modified from time to time, the “Amended and Restated Credit Agreement”).
WHEREAS, (i) pursuant to the Guarantee and Collateral Agreement, the Grantors (other than the Parent Borrower) have guaranteed the Borrower Obligations with respect to the Parent Borrower, (ii) the Parent Borrower has guaranteed the Borrower Obligations with respect to the Foreign Subsidiary Borrowers and (iii) as collateral security for their respective obligations under the Loan Documents, the Grantors have granted to the Administrative Agent a security interest in the Collateral described in the Security Documents;
WHEREAS, Viking Systems, Inc. (the “Additional Grantor”) will derive substantial direct and indirect benefit from the making of the extensions of credit under the Amended and Restated Credit Agreement;
WHEREAS, the Additional Grantor is a Subsidiary Guarantor (as defined in the Amended and Restated Credit Agreement) and is required to become a party to the Guarantee and Collateral Agreement; and
WHEREAS, it is a condition precedent to the obligation of the Lenders to continue or make any extensions of credit to the Borrowers under the Amended and Restated Credit Agreement that the parties hereto shall have executed and delivered this Amendment;
NOW THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:
SECTION 1.    DEFINED TERMS. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Amended and Restated Credit Agreement or the Guarantee and Collateral Agreement, as applicable.

SECTION 2.    AMENDMENTS.
2.1    Amendments to Section 1 of the Guarantee and Collateral Agreement.

(a)The definition of “Foreign Subsidiary Borrowers” shall be amended by replacing the reference to Section 2.25 of the Credit Agreement with a reference to Section 2.22 of the Credit Agreement.
(b)The definition of “Foreign Subsidiary Voting Stock” shall be amended by inserting the words “and any Foreign Subsidiary Holdco” after the word “Subsidiary”.
(c)The definition of “Issuers” shall be amended by inserting the words “, other than any Subsidiary that is not a Material Domestic Subsidiary or a Material Foreign Subsidiary” after the word “Property”.
(d)The definition of “Obligations” shall be deleted in its entirety and replaced by the following new definition:
“Obligations”: (i) in the case of the Parent Borrower, the Borrower Obligations with respect to the Parent Borrower and its Guarantor Obligations, (ii) in the case of any Borrower (other than the Parent Borrower), the Borrower Obligations with respect to such Borrower and (iii) in the case of each other Guarantor, its Guarantor Obligations.
(e)The definition of “Pledged Stock” shall be deleted in its entirety and replaced by the following new definition:
“Pledged Stock”: the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person (other than any Subsidiary that is not a Material Domestic Subsidiary or a Material Foreign Subsidiary) that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary or Foreign Subsidiary Holdco be required to be pledged hereunder.
2.2 Amendment to Schedules to the Guarantee and Collateral Agreement. The Schedules to the Guarantee and Collateral Agreement shall be amended by deleting the existing Schedules in their entirety and substituting in lieu thereof the new Schedules attached hereto.
SECTION 3.    ACKNOWLEDGEMENT AND REAFFIRMATION.
3.1 Acknowledgment of Amended and Restated Credit Agreement. Each of the Grantors hereby acknowledges and agrees to the Amended and Restated Credit Agreement, and further acknowledges and agrees that the Obligations under the Amended and Restated Credit Agreement may be increased and that the Obligations thereunder and under the other Loan Documents remain in full force and effect as of the date hereof. Each Grantor hereby agrees that each reference to the “Credit Agreement” in the Guarantee and Collateral Agreement and the other Loan Documents shall be deemed to be a reference to the Amended and Restated Credit Agreement. Each Grantor hereby (a) confirms and agrees that its liabilities under the Loan Documents are, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects; (b) confirms and acknowledges that it is validly and justly indebted to the Administrative Agent and the Lenders for the payment of all of the obligations which it has guaranteed, without offset, defense, cause of action or counterclaim of any kind or nature whatsoever; (c) reaffirms and admits the validity and enforceability of the Amended and Restated Credit Agreement, the Loan Documents to which it is a party and Liens in the Collateral which were granted by it pursuant to any of the Loan Documents or otherwise and (d) confirms such liens have the same perfected status and priority as existed immediately prior to the effectiveness of the Amended and

Restated Credit Agreement, after giving effect to the amendment and restatement of the Previous Credit Agreement.
SECTION 4.    MISCELLANEOUS.
4.1 Conditions to Effectiveness. This Amendment shall become effective on the date (the “Amendment Effective Date”) on which the Administrative Agent shall have received this Amendment, executed and delivered by itself under the Guarantee and Collateral Agreement, and a duly authorized officer of each of the Grantors.
4.2 Representation and Warranties. After giving effect to the amendments contained herein, on the Amendment Effective Date, each Grantor hereby confirms that the representations and warranties set forth in Section 4 of the Guarantee and Collateral Agreement are true and correct in all material respects and that no Default or Event of Default (as each of these terms are defined in the Amended and Restated Credit Agreement) shall have occurred and be continuing as of the Amendment Effective Date after giving effect to this Amendment.
4.3 Continuing Effect; No Other Waivers or Amendments. This Amendment shall not constitute an amendment or waiver of or consent to any provision of the Guarantee and Collateral Agreement and the other Loan Documents not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrowers that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Except as expressly amended hereby, the provisions of the Guarantee and Collateral Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with their terms.
4.4 Counterparts. This Amendment may be executed in any number of separate counterparts by the parties hereto (including by telecopy), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.
4.5 Payment of Expenses. The Parent Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.
4.6 Headings. Section headings used in this Amendment are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.
4.7 GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
4.8 Release. Each of the parties hereto acknowledges and agrees that each of CONMED Andover Medical, Inc., Envision Medical Corporation, CONMED Integrated Systems, Inc., Linvatec Biomaterials, Inc. and CONMED Endoscopic Technologies, Inc. (each, a “Released Grantor”) is no longer required to be a Grantor and Guarantor and is therefore hereby released from any and all obligations as a Grantor and Guarantor under the Guarantee and Collateral Agreement. The Administrative Agent shall promptly execute and deliver, or cause to be promptly executed and delivered, such documents and agreements, and shall promptly take or cause to be taken such actions, as may be reasonably requested by the Parent Borrower, at the Parent Borrower’s expense, to effectuate the release of any and all Liens previously granted by the Released Grantors and to take such other actions as may be reasonably requested by the Parent Borrower, at the Parent Borrower’s expense, to evidence such release.
4.9 Additional Grantor. By executing and delivering this Amendment, the Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor and a Guarantor thereunder with the same force and effect as if originally named therein as a Grantor and a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor and a Guarantor thereunder. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Amendment) as if made on and as of such date.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

CONMED CORPORATION

By: /s/ Robert D. Shallish, Jr.
Name: Robert D. Shallish, Jr.
Title: Vice President - CFO

ASPEN LABORATORIES, INC.

By: /s/ Daniel S. Jonas
Name: Daniel S. Jonas
Title: Director, Secretary

LINVATEC CORPORATION

By: /s/ Terence M. Berge
Name: Terence M. Berge
Title: Vice President - Finance

VIKING SYSTEMS, INC.

By: /s/ Daniel S. Jonas
Name: Daniel S. Jonas
Title: Director, Secretary

[Signature Page to Third Amendment to Guarantee and Collateral Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Jean Lamardo Name: Jean Lamardo Title: Underwriter III

[Signature Page to Third Amendment to Guarantee and Collateral Agreement]

Solely for purposes of acknowledging Section 4.8 hereto:

CONMED ANDOVER MEDICAL, INC.,
individually and as successor in interest to Linvatec Biomaterials, Inc.

By: /s/ Daniel S. Jonas
Name: Daniel S. Jonas
Title: Directory, Secretary

ENVISION MEDICAL CORPORATION

By: /s/ Robert D. Shallish, Jr.
Name: Robert D. Shallish, Jr.
Title: Director

LINVATEC CORPORATION,
as successor in interest to CONMED Integrated Systems, Inc.

By: /s/ Terence M. Berge
Name: Terence M. Berge
Title: Vice President - Finance

CONMED ENDOSCOPIC TECHNOLOGIES, INC.

By: /s/ Terence M. Berge
Name: Terence M. Berge
Title: Treasurer

[Signature Page to Third Amendment to Guarantee and Collateral Agreement]